UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 15, 2007
CA, Inc.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

1-9247 (Commission File Number)	13-2857434 (IRS Employer Identification No.)

One CA Plaza Islandia, New York (Address of Principal Executive Offices)	11749 (Zip Code)
(631) 342-6000
(Registrant’s Telephone Number, Including Area Code)
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
As noted in the Company’s Annual Report on Form 10-K for the year ended March 31, 2006 (the “2006 Form 10-K”), which was filed on July 31, 2006 with the Securities and Exchange Commission (the “SEC”), the Company restated financial results for fiscal years prior to 2006 for non-cash stock-based compensation expense relating to employee stock options granted prior to fiscal year 2002. Subsequently, in December 2006, the Division of Corporation Finance of the SEC published an illustrative letter to provide guidance concerning information registrants should consider in reports filed with the SEC to correct errors in accounting for stock option grants (the “Illustrative Letter”). The Company is filing this Form 8-K to provide additional disclosures based on its review of the Illustrative Letter.
The Company described in an Explanatory Note preceding Part I, Item 1 of the 2006 Form 10-K and in Note 12, “Restatements”, of the Notes to the Consolidated Financial Statements in the 2006 Form 10-K, that the Company conducted an internal review into its historical policies and procedures with respect to the granting of stock options principally from fiscal years 1996 to 2006 under its stock option plans in effect during that period. Based upon the results of its review, the Company determined that in years prior to fiscal year 2002, it did not communicate stock option grants to individual employees in a timely manner. In fiscal years 1996 through 2001, the Company experienced delays of up to approximately two years from the date that employee stock options were approved by the committee of the Company’s Board of Directors charged with such duties (the “Committee”), to the date such stock option grants were communicated by management to individual employees.
Prior to fiscal year 2002, the Committee generally approved grants to executives and other employees receiving options, the terms of which were generally set on the date that the Committee acted, including the exercise price, vesting schedule and term. However, in a number of cases, these approvals involved pools of options that were not allocated to specific individuals at the time of such approvals. It also appears that communication of these grants by management to individual employees was not made until some time after the Committee acted, including in some cases up to two years after such Committee action. In almost all cases, this earlier date had an exercise price that was lower than the market price of the Company’s common stock on the date the award was formally communicated to employees. The grants which were not communicated on a timely basis were made primarily to non-executive employees and this grant practice was changed after fiscal year 2001. The current practice is that a grant is communicated promptly after it is approved by the Committee.
The Company originally treated the date of the action by the Committee as the accounting measurement date for determining stock-based compensation expense. However, the Company determined that the proper accounting measurement date for stock option awards that were not communicated timely to an employee should have been the date the grant was communicated to an employee, not the date the Committee approved the grant.
As a result, the Company should have recognized additional non-cash stock-based compensation expense, net of forfeitures, over the vesting periods related to such grants in the prior fiscal years and interim periods of fiscal year 2006. The Company previously disclosed the amount of additional pre-tax and after-tax expense by year from fiscal years 2002 through 2006. The amount of additional pre-tax and after-tax expense (benefit) from fiscal years 1996 through 2001 is as follows:

	Additional Pre-Tax	Additional After-Tax
	(Benefit) Expense	(Benefit) Expense
Fiscal Year	(unaudited)	(unaudited)
	(in millions)	(in millions)
1996	$(17)	$(13)
1997	(22)	(22)
1998	(6)	(7)
1999	61	35
2000	48	24
2001	101	61

Years prior to fiscal year 2002	$165	$78

The Illustrative Letter also suggested that companies that adopted the provisions of Statement of Financial Accounting

Standards (SFAS) No. 123 (revised 2004), “Share-Based Payment” (“SFAS No. 123(R)”), under the modified retrospective adoption method should disclose the restated stock-based compensation expense that would otherwise have been reported under the accounting principles originally used for each prior period. As further detailed in Note 9, “Stock Plans”, of the Notes to the Consolidated Financial Statements in the 2006 Form 10-K, effective April 1, 2005 the Company adopted the provisions of SFAS No. 123(R) under the modified retrospective basis, pursuant to which all prior periods were restated to reflect the information that was previously reported in the Company’s pro forma footnote disclosures. This is the basis currently reflected in the Company’s consolidated financial statements. For fiscal year 2004, the Company had originally reported compensation expense in accordance with the provisions of SFAS No. 123, “Accounting for Stock-Based Compensation” (SFAS No. 123), under the prospective transition method, pursuant to which awards granted prior to fiscal year 2004 continued to be accounted for under the provisions of Accounting Principles Board (APB) Opinion No. 25, “Accounting for Stock Issued to Employees”, while new and modified awards were accounted for under SFAS No. 123. The table below summarizes the impact of the Company’s restatement for non-cash stock-based compensation expense on the previously reported stock-based compensation expense as determined under the accounting principles originally applied for those fiscal periods. This additional disclosure has no impact on the other financial information contained in the 2006 Form 10-K.

	Additional Pre-Tax	Additional After-Tax
	Expense	Expense
Fiscal Year	(unaudited)	(unaudited)(1)
	(in millions)	(in millions)
1996	$—	$—
1997	12	8
1998	32	22
1999	90	63
2000	97	68
2001	88	62
2002	66	47
2003	35	26
2004	20	37

(1)  For fiscal years 2003 and 2004, the actual tax deduction related to option exercises would have been less than the amount of stock-based compensation expense that would have been recorded for financial reporting purposes. Since no pool of excess tax benefits would have been available to offset the shortfall, the Company would have recorded additional tax expense of $1 million and $23 million in fiscal years 2003 and 2004, respectively, which is reflected in the additional after- tax expense amounts for each period.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CA, INC.
Date: May 15, 2007	By:	/s/ Kenneth V. Handal
Kenneth V. Handal
Executive Vice President, Global Risk & Compliance, and Corporate Secretary